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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement of Transocean Inc. on Form S-3 of our report dated February 28, 2007 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in GlobalSantaFe Corporation's Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in Transocean Inc.'s Current Report on Form 8-K dated November 27, 2007. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedule, which appears in such GlobalSantaFe Corporation Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 3, 2007

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM